As filed with the Securities and Exchange Commission  June 29, 2007

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA NORTHERN MEDICAL DEVICE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3841 (Primary Standard Industrial Classification Code Number)	Applied For (IRS Employer Identification No.)

180 Hongqi Da Jie, Suite 400

Nangang District, Haerbing City

Helongjiang Province, China 150090

(86) (0451) 82280845

(Address and telephone number of registrant’s principal offices)

Corporate Advisory Services

251 Jeanell Dr., Suite 3

Carson City, NV  89703

775-885-2677

 (Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1322 W. Pachua Circle

Ivins, UT 84738

(435) 688-7317

(801) 435-688-7318 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class	Amount to be	Proposed offering	Proposed maximum	Amount of
of securities to	registered	price per share	aggregate offering	registration
be registered			price	fee

Common Stock	600,000 Shares	$0.20 per share	$120,000	$3.68

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, ______________

$120,000

CHINA NORTHERN MEDICAL DEVICE, INC.

COMMON STOCK

This is China Northern’s initial public offering.  We are offering a maximum of 600,000 shares of common stock.  The public offering price is $0.20 per share.  No public market currently exists for our shares, and we do not plan to apply to have our shares listed on any national securities exchange or the Nasdaq Stock Market.

See “Risk Factors” beginning on page 2 for certain information you should consider before you purchase the shares.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares are offered on a best efforts basis directly through our officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.  If no market develops, you will not be able to resell your shares publicly.

The proceeds of the offering will be available immediately to the Company.  We estimate expenses for this offering to be approximately $45,000.  Our officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow; however we do not have any such arrangement with our officers and directors.  We may terminate this offering prior to the expiration date.

	Price to Public	Commissions	Proceeds to Company

Per Share	$0.20	$-0-	$0.20

Maximum	$120,000	$-0-	$120,000

The date of this Prospectus is June 29, 2007.

1

PROSPECTUS SUMMARY

Summary of our Company

We formed as a Nevada corporation on March 26, 2007 as China Northern Medical Device, Inc. We intend to sell medical devices with an emphasis on portable medical devices designed for home treatments.  Our initial focus will be in the northern regions of China.  We intend to seek strategic relationships with medical device manufacturers with the aim to be their sales and distribution agent in Northern China.  We also intend to assist Chinese medical device manufacturers on the development of the North American market.  Eventually, we may seek to acquire an existing medical device manufacturer to enhance our operations.

Because we are a development stage company and have no revenue from operations, our auditors have issued a going concern opinion. Our net loss from our inception on March 26, 2007 through March 31, 2007 was $20,000. Our principal executive offices and mailing address is 180 Hongqi Da Jie, Suite 400, Nangang District, Haerbing City, Helongjiang Province, China 150090. Our telephone number is (86) (0451) 82280845

About our offering

We are offering a maximum of 600,000 shares of common stock.  Upon completion of the offering, we will have 3,600,000 shares outstanding if we sell the maximum number of shares.  Proceeds from this offering will be immediately available to us.  Our officer and director may purchase additional shares from this offering, but have no obligation to do so.  We will use the offering proceeds over the next twelve months to implement our business plan and continue operations, pay office rent and overhead, purchase office equipment including computers and furniture, conduct market research, hire and pay 3 or 4 employees and provide working capital.

RISK FACTORS

Investing in our stock is very risky, and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

We are a new business, and our Management has limited experience the medical device market, making an investment in China Northern risky.  If we are unable to successfully implement our business plan, then we will not be successful as a business. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan.  As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern.  If we are unable to implement our business plan, we will be unable to move beyond the development stage. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7.  We are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date other than defining our business plan and initial research for future medical device opportunities in China.  These factors raise substantial doubt about our ability to continue as a going concern.

2

If we cannot absorb the costs associated with being a public company your investment may be jeopardized.  In order to maintain our status as a public company, we must comply with the Securities and Exchange Commission’s periodic reporting requirements.  The periodic reports require legal and accounting expertise that is often costly. If we cannot maintain our public company status and keep our periodic reports current, you may not be able to liquidate your shares. Costs associated with being a public company are much higher than those of a private company.  China Northern, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense and could adversely affect our financial survival. Sarbanes-Oxley Act of 2002 disclosure requirements are time consuming and burdensome. The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company may make the economic viability of China Northern very doubtful.

Investor funds will be immediately available to China Northern.  We have no minimum offering amount and all funds received will be immediately available to us to begin implementing our business plan.  You may lose your entire investment if we are not successful.

Our officer and director, Mr. Wu, may purchase shares in this offering.  If this is the case, our officer and director would own a greater portion of the shares than shown on the beneficial ownership table.

If we are unable to obtain consulting contract and marketing rights, we will have no further potential sources of revenue and will be unsuccessful in implementing our business plan.   Our goal is to market medical devices in Northern China and to provide consulting services to Chinese medical device manufacturers for marketing devices in North America.  If we cannot obtain agreements for marketing and distribution of medical devices in Northern China and if we do not enter consulting agreements, we will not be able to implement our business plan and your investment may be lost.

If we are unable to compete in the home medical device industry we will have to abandon our business plan and you may lose your entire investment in China Northern.  We operate in highly competitive areas. We face intense competition from both major and other independent medical device companies as well as from medical device marketing consultants.  Many of our competitors have financial and other resources substantially greater than ours, and some of them are fully integrated medical device companies. These companies may be able to pay more for development and marketing of medical devices than our financial or human resources permit. Our ability to compete in the medical device industry will be dependent upon our ability to evaluate and select suitable products and successfully market our products in a highly competitive environment.

Our ability to operate could be hindered by the proprietary rights of others.   A number of pharmaceutical, biotechnology and medical device companies as well as research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our business. Some of these technologies, applications or patents may conflict with or adversely affect our technologies or intellectual property rights, including those that we may license from others.

We need to obtain marketing rights or licenses to market medical devices.  We do not know whether we would be successful in acquiring licenses or marketing rights upon reasonable terms, if at all. Obtaining any such licenses or marketing rights could require the expenditure of substantial time and other resources and could harm our business and decrease our earnings. If we do not obtain such licenses or marketing rights we will not be able to pursue our intended business.

3

Technological advances and evolving industry standards could reduce our future product sales, which could cause our revenues to grow more slowly or decline.  The proposed markets for our products are characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent new product introductions and enhancements. The emergence of new industry standards in related fields may adversely affect the demand for our products. In addition, any compounds, products or processes that we may market may become obsolete or uneconomical before we recover any of the expenses incurred in connection with our marketing agreements. We cannot assure you that we will succeed in obtaining the rights to market product enhancements or new products that respond to technological change, new industry standards, changed customer requirements or competitive products on a timely and cost-effective basis. Additionally, even if we are able to obtain licenses for new products and product enhancements, we cannot assure you that they will achieve market acceptance.

If the products we market are alleged to be harmful, we may not be able to sell them and we may be subject to product liability claims not covered by insurance.   The nature of our business exposes us to potential liability risks inherent in the marketing of pharmaceutical products and medical devices.  Even if a drug or device were approved for commercial use by an appropriate governmental agency, there can be no assurance that users will not claim that effects other than those intended may have resulted from the products we may market. Component failures, manufacturing flaws, quality system failures, design defects, inadequate disclosure of product-related risks or product-related information or other safety issues with respect to these or other products we sell could result in an unsafe condition or injury to, or death of, a patient.

In the event that anyone alleges that any of the products we market are harmful, we may experience reduced consumer demand for our products or our products may be recalled from the market. In addition, we may be forced to defend individual or class action lawsuits and, if unsuccessful, to pay a substantial amount in damages. A recall of some of our products could result in exposure to additional product liability claims, lost sales and significant expense to perform the recall. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, including not only actual damages, but also punitive damages. The magnitude of the potential loss relating to these types of lawsuits may remain unknown for substantial periods of time. In addition, the cost to defend against any future litigation may be significant.

We do not have insurance covering our costs and losses as a result of alleged defects. Product liability insurance and insurance to cover costs and losses associated with product liability is expensive and, if we seek such insurance in the future, it may not be available on acceptable terms. Even if obtained, insurance may not fully protect us against potential product liability claims with respect to uninsured liabilities or for amounts in excess of insured liabilities or for our costs and losses associated with product recalls. If a product liability claim or series of claims is brought against us for uninsured liabilities or in excess of our insurance coverage, our business could suffer.

We face and will continue to face significant competition.  Competition from pharmaceutical companies, medical device companies, biotechnology companies and academic and research institutions is intense and is expected to increase. Many of our competitors and potential competitors have substantially greater product development capabilities, experience conducting clinical trials and financial, scientific, manufacturing, sales and marketing resources and experience than our company. Some of these competitors include Johnson & Johnson, Guidant Corporation, Genzyme Corporation, Baxter Healthcare Corporation, Abbott Laboratories, Boston Scientific Corporation, Medtronic, Inc., Wyeth, Inc., Novartis AG., C.R. Bard, the Allegiance division of Cardinal Health, Inc., Bausch & Lomb, and Tyco Ltd., among others. We also face competition from non-medical device companies, such as pharmaceutical companies, which may offer non-surgical alternative therapies for disease states which are currently or intended to be treated using our products.

The commercial potential of our products will be significantly limited if we are not able to obtain adequate levels of reimbursement or market acceptance for them.   Our ability to commercialize human therapeutic products and product candidates successfully will depend in part on the extent to which coverage and reimbursement for such products and related treatments will be available from government health administration authorities, private health insurers and other third party payers or supported by the market for these products. There can be no assurance that third party payers’ coverage and reimbursement will be available or sufficient for the products we might market.

4

Third party payers are increasingly challenging the price of medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services. These cost containment measures, if instituted in a manner affecting the coverage of or payment for our products, could have a material adverse effect on our ability to operate profitably. In some countries in Europe and in the United States, significant uncertainty exists as to the reimbursement status of newly approved healthcare products, and we do not know whether adequate third party coverage and reimbursement will be available for us to realize an appropriate return on our investment in product development, which could seriously harm our business. There can be no assurance that our products will reimbursed at current rates or that third party payers will continue to consider our products cost-effective and provide coverage and reimbursement for our products, in whole or in part. Further, we cannot be certain that our products will gain commercial acceptance among physicians, patients and third party payers, even if necessary marketing approvals are maintained. We believe that recommendations and endorsements by physicians will be essential for market acceptance of our products, and we do not know whether these recommendations or endorsements will be obtained. Acceptance among physicians may also depend upon the ability to train users of our products and the willingness of such users to learn these techniques.

Acquisition of companies or technologies may result in disruptions to our business.  As part of our business strategy, we may, in the future, acquire additional assets and businesses principally relating to or complementary to our current anticipated operations. Any acquisitions or mergers by us will be accompanied by the risks commonly encountered in acquisitions of companies. These risks include, among other things, higher than anticipated acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the companies and the loss of key employees and customers as a result of changes in management.

In addition, geographic distances may make integration of acquired businesses more difficult. We may not be successful in overcoming these risks or any other problems encountered in connection with any acquisitions.

If significant acquisitions are made for cash consideration, we may be required to use a substantial portion of our available cash, cash equivalents and short-term investments. Future acquisitions by us may cause large one-time expenses or create goodwill or other intangible assets that could result in significant asset impairment charges in the future. If debt is used to finance acquisitions, the debt holders would have rights senior to holders of common shares to make claims on our assets and the terms of any debt could restrict our operations, including our future ability to pay dividends on common shares. Acquisition financing may not be available on acceptable terms, if at all.

If we experience decreasing prices for our products and services and we are unable to reduce our expenses, our results of operations will suffer.  We may experience decreasing prices for the products and services we offer due to:

• pricing pressure experienced from managed care organizations and other third party payors;

• increased market power as the medical device industry consolidates; and

• increased competition among medical engineering and manufacturing services providers.

If the prices for our products and services decrease and we are unable to reduce our expenses, our results of operations will be adversely affected.

Our operating results may fluctuate, which may make it difficult to forecast our future performance.  Fluctuations in our operating results may cause uncertainty concerning our performance and prospects or may result in our failure to meet expectations. Our operating results are likely to fluctuate significantly in the future due to a variety of factors, which include, but are not limited to:

• changes in the relative portion of our revenue represented by our various products, which could result in reductions in our profits if the relative portion of our revenue represented by lower margin products increases;

• introduction and market acceptance of new products and changes in demand for existing products;

• the accuracy of our forecasts of future product requirements;

• timing of orders placed by our customers;

• timing of payments by customers;

• price concessions as a result of pressure to compete;

• cancellations by customers as a result of which we may recover only our costs plus our target markup;

• availability of raw materials;

5

• increased costs of raw materials, supplies or skilled labor;

• effectiveness in managing our marketing business; and

• changes in competitive and economic conditions generally or in our markets.

Consolidation in the healthcare industry could have an adverse effect on our revenues and results of operations.  Many healthcare industry companies, including medical device companies, are consolidating to create new companies with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for medical devices that incorporate components produced by us. If we are forced to reduce our prices because of consolidation in the healthcare industry, our revenues would decrease and our business, financial condition and results of operations would suffer.

We may not be able to obtain adequate financing to continue our operations. We have relied in the past primarily on the sale of equity capital to fund working capital.  Failure to generate operating cash flow or to obtain additional financing could result in indefinite postponement of implementation of our business plan. We will require significant additional capital to fund our future activities and to service any future indebtedness. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our business.

We may have difficulty managing growth in our business. Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of products and market we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, engineers, and sales people could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  We arbitrarily determined our offering price.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our anticipated results of operations and our present financial resources.

Our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock will become subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

6

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Our officer and director is limited in the time he can devote to our operations.  If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. We expect our officer and director will devote full time to our business.  However, regulatory requirements of a public company will require management attention to the details of public company governance and compliance that will take time away from China Northern’s daily operations. As only employee, Mr. Wu is critical to our success.  We do not intend to purchase Key Man Insurance for our officers and directors.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. If current shareholders sell substantial amounts of our restricted stock, then the market price, if any, of our common stock could decrease. Upon completion of the offering and if we sell the maximum number of shares, we will have 3,600,000 shares outstanding with 600,000 shares freely tradeable.  Regardless of the number of shares we sell, we will have 3,000,000 shares that are restricted but may be sold under Rule 144.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

Some of the information included in this prospectus contains “forward-looking statements”. These statements can be identified by the use of forward-looking words, including “may”, “expect”, “anticipate”, “plan”, “project”, “believe”, “estimate”, “intend”, “will”, “should” or other similar words. Forward-looking statements may include statements that relate to, among other things:

•	Our financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These factors include among others:

7

•	Ability to raise capital to fund capital expenditures;

•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Federal and state regulatory developments and approvals;

•	Worldwide economic conditions; and

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

DILUTION AND COMPARATIVE DATA

As of March 31, 2007, we had an audited net tangible book value, which is the total tangible assets less total liabilities, of $20,000 or a net tangible book value per share of approximately $0.0066.  The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after March 31, 2007, except the sale of the maximum number of shares offered and offering expenses estimated to be $45,000.

Assuming Maximum Shares Sold
Shares Outstanding	3,600,000
Public offering net proceeds at $0.20 per share Net proceeds after $45,000 offering costs	$120,000 $75,000
Net tangible book value before offering	$20,000 $.0066 per share
Pro forma net tangible book value after offering	$95,000 $.0264 per share
Increase attributable to purchase of shares by new investors	$.0197
Dilution per share to new investors	$.1736
Percent dilution	85.8%

8

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of March 31, 2007:

	Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	3,000,000 83.34%	$40,000 25%	$0.0133
New Investors Maximum Offering	600,000 16.66%	$120,000 75%	$.20

The numbers used for present shareholders assumes that none of the present shareholders will purchase additional shares in this offering.  However, it is possible that our present shareholders will purchase additional shares in the offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders.  You will also contribute a significantly higher percentage of the total amount to fund China Northern, but will own a small percentage of our shares.  Investors will have contributed $120,000 if the maximum is raised, compared to $40,000 contributed by current shareholders.  Further, investors will own only 16.66% of the total shares if the maximum is raised.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting $45,000 in estimated expenses related to this offering is $75,000 if the maximum number of shares is sold.

The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered.  Since the dollar amounts shown in the table are estimates, actual use of proceeds may vary from the estimates shown.

Description	Assuming Sale of Maximum Offering
Total Proceeds Less Estimated Offering Expenses	$120,000 (45,000)
Net Proceeds Available	$75,000
Use of Net Proceeds
Office rent Office equipment Market research Employee salaries Working Capital	4,800 10,000 30,000 30,000 200
TOTAL NET PROCEEDS	$75,000

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

9

We intend to use the proceeds from this offering to pay office rent for twelve months, purchase office equipment including computers and furniture, conduct market research and hire 3 or 4 employees.  Working capital expenses which include accounting, legal, administrative, advertising, marketing and general office expense will be paid from the proceeds raised in this offering.

We expect that we should be able to commence our business and continue operations for 12 months from the proceeds raised in this offering.

We may invest the proceeds of this offering in short-term, investment grade, interest-bearing securities, money market accounts, and insured certificates of deposit and/or insured banking accounts.

We do not intend to use any of the proceeds from this offering to purchase key-man insurance.  We anticipate that costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

DETERMINATION OF OFFERING PRICE

Our management arbitrarily determined the offering price of the shares.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

Our History and Business

We formed as a Nevada corporation on March 26, 2007 as China Northern Medical Device, Inc. Our activities have been limited to developing and writing our business plan.   Management has primarily focused on preparation of this offering document along with contacting various entities and people in furtherance of our business plan.

Business Strategy

We intend to sell medical devices with an emphasis on portable medical devices designed for home treatments.  Our initial focus will be in the northern regions of China.  We intend to seek strategic relationships with medical device manufacturers both in China and North America with the aim to be their sales and distribution agent in Northern China.  We also intend to assist Chinese medical device manufacturers on the development of the North American market.  Eventually, we may seek to acquire an existing medical device manufacturer to enhance our operations.

Our internal marketing research indicates that the population in Northern China is often subject to ordinary and ineradicable illness due to the geographic and climate factors of the region.  We believe the local health care system lags behind and are not postured to provide home medical devices to those in need in a timely manner.  We intend to fill what we perceive to be a niche market in this region.

We intend to seek and obtain marketing agreements and licenses from various sources so we can in turn sell home medical devices in the Northern China region.  We will focus on both American and Chinese medical device manufacturers with the goal being a marketing or sales agreement that allows us to market their products.  We expect any agreements we may enter will provide us a reasonable commission for product sales.

We anticipate conducting sampling market research in Northern China to determine actual consumer demands for home medical devices.  We then intend to acquire sales licenses to the products our research indicates is most in demand.

10

Once we have obtained marketing and sales agreements, we intend to promote our products through a number of venues.  We expect to build an electronic commerce platform for promotion and sales of products through the Internet.  We also expect to advertise our products through websites established by professionals in the medical communities.  We may use television and outdoor media advertisements.  We hope to establish relationships with such prominent Chinese advertisers such as Acorn International, Inc. and Focus Media Advertisement Col., Ltd. to promote the sales of various healthcare medical devices.

We further intend to offer our services as a consultant to current Chinese medical device manufacturers whereby we would assist companies on the development of markets in North America, application of relevant patent rights and approval documents.  Additionally, we will offer consulting services for medical device market promotion and planning.

During our research, we noticed that there are many enterprises in China that manufacture medical or healthcare devices.  Although we believe these products incorporate current and cutting edge technology and the curative effect is good, most enterprises fail to successfully expand and market their products.  It is our goal to provide consulting services to these enterprises to promote their products and increase their market share.  Further, we anticipate that we would also enter marketing or sales agreements with the manufacturers.

We intend to initially target three to five medical and healthcare manufacturers in Northern China with capacity and brand recognition and seek to enter consulting arrangements.  We would provide such manufacturers with long-term consultation services for management and product promotion.  We expect such services will include advertising and public relations for the targeted brand, construction of sales nets and tunnels and sales team training.

Potential Acquisitions

At some point in the future, once operations have commenced and the company is positioned favorably, we may consider acquiring a business or businesses that complement our business model.  Our criteria for any acquisition includes the following:

•

The company engages in the business in certain segmented markets, together with distinguished features of technical innovation and other competitive advantages;

•

The company has mature production processes and proper equipment in place;

•

The company has a history of operations with a stable client base and brand awareness;

•

The company has its own patent rights.

Competition

Competition from pharmaceutical companies, medical device companies, biotechnology companies, marketing companies and academic and research institutions is intense and is expected to increase. Many of our competitors and potential competitors have substantially greater product development capabilities, experience conducting clinical trials and financial, scientific, manufacturing, sales and marketing resources and experience than our company. Some of these competitors include giants in the industry such as Johnson & Johnson, Guidant Corporation, Genzyme Corporation, Baxter Healthcare Corporation, Abbott Laboratories, Boston Scientific Corporation, Medtronic, Inc., Wyeth, Inc., Novartis AG., C.R. Bard, the Allegiance division of Cardinal Health, Inc., Bausch & Lomb, and Tyco Ltd., among others. We also face competition from non-medical device companies, such as pharmaceutical companies, which may offer non-surgical alternative therapies for disease states which are currently or intended to be treated using our products.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations.  Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance.  If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us.  This could have a material adverse effect on our operations.

11

Employees

We have no employees other than our officer and director and no formal employment agreements with our officer and director.  We intend to hire employees as our operations require expansion.  We anticipate we will hire 3 or 4 employees during the next twelve months.  Our employees will help conduct market research and identify and secure sources of inventory as well as promote sales.  Our officer and director has agreed to devote such time as necessary for the development of our business.  It is anticipated that upon completion of the offering, our officer and director will devote full time to our business.  Our officer and director is entitled to reimbursement for reasonable out of pocket expenses incurred on our behalf.  We do not have a formal agreements or arrangement to continue payment in the future.

Facilities

Our principal executive offices and mailing address is 180 Hongqi Da Jie, Suite 400, Nangang District, Haerbing City, Helongjiang Province, China 150090. Our telephone number is (86) (0451) 82280845. We have no plans to expand beyond our current facilities and we intend to maintain our current office situation for at least the next twelve months.  We have signed a one-year Lease with the landlord, with an option to extend another year. Our leased space is approximately 3,000 square foot, with a rent of $400.00 per month.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

PLAN OF OPERATION

We intend to use the proceeds from this public offering to provide working capital for ongoing corporate expenses.

Our plan of operation for the next 12 months is to:

1.

Conduct sampling market research in Northern China to determine actual consumer demands for home medical devices;

2.

Seek and obtain marketing agreements and licenses from various sources so we can in turn sell home medical devices in the Northern China region;

3.

Promote our products by building an electronic commerce platform for promotion and sales of products through the Internet;

4.

Offer our services as a consultant to current Chinese medical device manufacturers and offer consulting services for medical device market promotion and planning.

Should we receive the maximum offering of $120,000, after offering expenses estimated at $45,000, we will realize net proceeds of $75,000.  This amount will enable us to pay our rent for the next twelve months, purchase office equipment, including computers and furniture, hire three or four employees and pay salary for the first year; and conduct market research, to establish an information data base, and will provide us with sufficient capital for the next twelve months.

We do not intend to use any of the proceeds from our offering to pay any salary or compensation to our officer and director.   We do intend to use up to $30,000 to hire and pay salaries for three to four employees during the next twelve months.

12

Costs associated with being a public company are much higher than those of a private company.  China Northern, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense which could adversely affect our financial survival.  The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company, may make the economic viability of China Northern very doubtful.

MANAGEMENT

Our business will be managed by our officers and directors.

Name	Age	Position	Since

Jinzhao Wu	39	Sole Officer and Director	March 26, 2007

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified.  Officers hold office at the discretion of the Directors.

The following is a brief biography of our officer and director.

Jinzhao Wu, Sole Officer and Director.  Mr. Wu attended Eastern Finance University form 1989 to 1992 with a major in Marketing.  He has been involved in customer service and operations management.  From 1999 to 2004, Mr. Wu was the Manager of the China Inn Restaurant and since 2004 is the owner and Manager of Sunny Co., Ltd., a business that manages restaurant chains and international trade business.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of pending legal proceeding.  We do not know of any threatened or contemplated legal proceedings or litigation.

Code of Ethics

We have recently adopted a Code of Ethics and Business Conduct authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective.  Our Code also defines the standard of conduct expected by our officers, directors and employees.  The Code is filed as an exhibit to this report.

COMPENSATION

We do not have any formal employment agreements in place for our officer or director.  We anticipate entering into an employment agreement with our officers at such time as we generate sufficient revenue from the sale of our products. It is anticipated that upon completion of the offering our officer and director will devote full time to our business.  We do not intend to the use any of the proceeds from our offering to compensate our officer and director.

At such time as our business generates revenue sufficient to cover all other costs associated with our business and we recognize a profit, we may consider an appropriate compensation plan for officers, directors, employees and consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

13

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus which is 3,000,000, and as adjusted to reflect the sale of 3,600,000 shares should we sell the maximum number of shares.

The table includes:

•  each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•  each director of China Northern.

•  each named executive officer of China Northern.

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Maximum

Jinzhao Wu (1)	3,000,000	100%	83.33%

All directors and executive officers as a group: 1 person	3,000,000	100%	83.33%

(1) Officer and/or director

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001.  As of the date of this prospectus, there are 3,000,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.0001.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock

Stock options

We do not currently have a stock option plan.

Transfer Agent

Our transfer agent is Action Stock Transfer, 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.

14

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 3,000,000 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 600,000 shares will be freely tradable if the maximum number of shares is sold.  The remaining 3,000,000 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets, if any, may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company.  Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements.  The volume limitations provide that a person, or persons who must aggregate their sales, cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

 MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We currently have 1 shareholder.  Currently, there is no public trading market for our securities.  If a market develops for our securities, it will likely be limited, sporadic and highly volatile. It is possible a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Presently, we are privately owned.  This is our initial public offering.  Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group.  These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by our officers and directors.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered “penny stocks” under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in “penny stocks” must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for “penny stock” transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

15

PLAN OF DISTRIBUTION

We are offering a maximum of 600,000 shares on a best efforts basis directly to the public through our officer and director.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash, by check payable or wire transfer to the order of Cletha A. Walstrand, P.C. d/b/a China Northern Medical Device, Inc.

Our officer and director may purchase additional shares from this offering, however we do not have any such arrangement with our officers and directors.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with officers and directors who:

(i)

will not receive any commission in connection with the sale of any securities registered in this offering;

(ii)

are not and have not been associated persons of a broker dealer within the preceding 12 months;

(iii)

do not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv)

have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v)

intend to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our officer and director will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for China Northern Medical Device, Inc. by the law firm of Cletha A. Walstrand, P.C., 1322 W. Pachua Circle, Ivins, UT  84738.

EXPERTS

The financial statements of China Northern Medical Device, Inc. as of March 31, 2007 appearing in this Prospectus and Registration Statement have been audited by Keith K. Zhen, CPA as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to China Northern Medical Device, Inc. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

16

CHINA NORTHERN MEDICAL DEVICE, INC.

[A Development Stage Company]

FINANCIAL STATEMENTS

At March 31, 2007 and

For the period March 26, 2007 (Inception) through March 31, 2007

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

KEITH K. ZHEN, CPA

CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET - BROOKLYN, NY 11223- TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITI-IZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

China Northern Medical Device, Inc.

(A development stage company)

We have audited the accompanying balance sheet of China Northern Medical Device, Inc. (a development stage company) as of March 31, 2007 and the related statements of income, stockholders equity and comprehensive income, and cash flows for the period March 26, 2007 (Inception) through March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Northern Medical Device, Inc. ( a development stage company) as of March 31, 2007 and the results of its operations and its cash flows for the period March 26, 2007 through March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had an accumulated deficit of $20,000 at March 31, 2007 that includes all net losses of $20,000 since its inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Keith K. Zhen, CPA

Keith K. Zhen, CPA

Brooklyn, New York

May 10, 2007

CHINA NORTHERN MEDICAL DEVICE, INC
(A Development Stage Company)

BALANCE SHEET

March 31,
2007
ASSETS
Current Assets:
Cash and cash equivalents	$100
Prepaid expense	36,900
Total Current Assets	37,000

Total Assets	$37,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$17,000
Total Current Liabilities	17,000

Stockholders' Equity:
Preferred stock, par value $0.0001, 5,000,000 shares authorized;
none issued and outstanding as of March 31, 2007	-
Common stock, par value $0.0001, 100,000,000 shares authorized;
3,000,000 shares issued and outstanding as of March 31, 2007	300
Additional paid-in capital	39,700
Accumulated deficiency	(20,000)
Stockholders' deficiency	20,000
Total Liabilities and Stockholders' Deficiency	$37,000

See Notes to Financial Statements

CHINA NORTHERN MEDICAL DEVICE, INC
(A Development Stage Company)

STATEMENT OF OPERATIONS (SINGULAR)

For the Period
March 26, 2007
(inception) through
March 31,
2007

Revenues
Sales	$-
Costs of Sales	-
Gross Profit	-

Operating Expenses
General and administrative expenses	20,000
Total Operating Expenses	20,000

Income (Loss) from Operation	(20,000)

Other Income (Expenses)	-

Income (Loss) before Provision for Income Tax	(20,000)

Provision for Income Tax	-

Net Income (Loss)	$(20,000)

Basic and fully diluted earnings (loss) per share	$(0.01)

Weighted average shares outstanding	3,000,000

See Notes to Financial Statements

CHINA NORTHERN MEDICAL DEVICE, INC
(A Development Stage Company)

STATEMENT OF CHANGES (SINGULAR) IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR PERIOD MARCH 26, 2007 (INCEPTION) THROUGH MARCH 31, 2007

	Common Stock		Additional	Retained
	No Par Value		Paid-in	Earnings
	Shares	Amount	Capital	(Deficit)	Totals
Balances at
the date of inception on
March 26, 2007	-	$-	$-	$-	$-

Proceeds from issuance of
common stock	3,000,000	300	39,700.00	-	40,000

Net income (loss)	-	-	-	(20,000)	(20,000)
Balances at
March 31, 2007	3,000,000	$300	$39,700	$(20,000)	$20,000

See Notes to Financial Statements

CHINA NORTHERN MEDICAL DEVICE, INC
(A Development Stage Company)
STATEMENT OF CASH FLOWS (SINGULAR)
For the Period
March 26, 2007
(inception) through
March 31,
2007
Operating Activities

Net income (loss)	$(20,000)

Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:

Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(36,900)
Increase (decrease) in accounts payable and accrued expenses	17,000

Net cash provided (used) by operating activities	(39,900)

Investing Activities

Net cash (used) by investing activities	-

Financing Activities

Proceeds from issuance of common stock	40,000
Net cash provided (used) by financing activities	40,000

Increase (decrease) in cash	100

Cash at beginning of period	-
Effects of exchange rates on cash	-
Cash at end of period	$100

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$-
Income taxes	$-

See Notes to Financial Statements

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1- ORGANIZATION AND BUSINESS BACKGROUND

China Northern Medical Device, Inc. (“CNMD” or the “Company”) was incorporated on March 26, 2007 under the laws of the State of Nevada. The Company has selected December 31 as its fiscal year ending.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company plans on becoming involved in the business of marketing medical devices and providing consulting services to medical device manufactures in the People’s Republic of China (“PRC”). There is no assurance, however, that the Company will achieve its objectives or goals.

Note 2- GOING CONCERN

As of March 31, 2007, the Company incurred an accumulated deficit of $20,000 since its inception. This factor raise substantial doubt about its ability to continue as a going concern. Recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken actions to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance stockholders’ investment. Management believes that these actions will allow the Company to continue operations through the next fiscal year.

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (‘US GAAP”) and are presented in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs will be expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants (“AICPA’) Statement of Position 93-7, “Reporting for Adverting Costs”. The Company did not incur any advertising costs during the period March 26, 2007 through March 31, 2007.

Research and Development Costs

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period March 26, 2007 through March 31, 2007.

Income Taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settle d. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources.

Related parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period March 26, 2007 through March 31, 2007.

Recent Accounting Pronouncements

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No. 108 would have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, ‘Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The adoption of SFAS 158 is not expected to have a material effect on the Company’s financial position or results of operations.

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year. The provisions of this statement should be applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of F1N No. 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently assessing whether adoption of this

Interpretation will have an impact on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted. The adoption of SFAS No. 156 did not have a material effect on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 had no impact on the Company’s financial position or results of operations.

CHINA NORTHERN MEDICAL DEVICE, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 5- COMMON STOCK

The Articles of Incorporation authorized the Company to issue 5,000,000 shares of preferred stock with a par value of $0.0001, and 100,000,000 shares of common stock with a par value of $0.0001. Upon formation of the Company, 3,000,000 shares of common stock were issued for $40,000.

Note 6- COMMITMENTS AND CONTINGENCIES

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company’s performance.

====================================

Until September 29, 2007, all dealers that effect

transactions in these securities, whether or not

participating in this offering, may be required to

deliver a prospectus.  This is in addition to the

dealer’s obligation to deliver a prospectus when

acting as underwriters and with respect to their

unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary

2

Risk Factors

2

Forward-Looking Statements

7

Dilution and Comparative Data

8

Use of Proceeds

9

Determination of Offering Price

10

Description of Business

10

Plan of Operation

12

Management

13

Compensation

13

Certain Relationships and Related Transactions

13

Principal Stockholders

14

Description of the Securities

14

Shares Available for Future Sale

15

Market for Common Stock

15

Plan of Distribution

16

Legal Matters

16

Experts

16

Additional Information

16

Index to Financial Statements

F-2

No dealer, salesperson or other person has been

authorized to give any information or to make any

representations other than those contained in this

Prospectus and, if given or made, such information

or representations must not be relied upon as having

been authorized by the Company. This Prospectus

does not constitute an offer to sell or a solicitation of

an offer to buy any of the securities offered hereby to

whom it is unlawful to make such offer in any

jurisdiction. Neither the delivery of this Prospectus

nor any sale made hereunder shall, under any

circumstances, create any implication that

information contained herein is correct as of any

time subsequent to the date hereof or that there has

been no change in the affairs of the Company since

such date.

====================================

=================================

$120,000 Maximum

CHINA NORTHERN MEDICAL DEVICE, INC.

6,000,000 Shares Maximum

Common Stock

$0.0001 Par Value

---------------------

PROSPECTUS

---------------------

June 29, 2007

================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with China Northern Medical Device, Inc.  However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$4.00
Printing Fees and Expenses	2,000.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	15,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	1,500.00
Miscellaneous	951.00
TOTAL	$45,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

During April 2007, the Company issued 3,000,000 shares of its previously authorized, but unissued common stock.  Total proceeds from the sale of stock amounted to $40,000 (or $.0133 per share).

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 14.1 23.1 23.2 99.1

Title of Document

Articles of Incorporation

By-laws

Legal Opinion included in Exhibit 23.1

Corporate Code of Ethics

Consent of Cletha A. Walstrand, P.C.

Consent of Keith K. Zhen, CPA

Subscription Agreement

Location Attached Attached Attached Attached Attached Attached Attached

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of China Northern Medical Device, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, China Northern Medical Device, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in China, on June 29, 2007.

CHINA NORTHERN MEDICAL DEVICE, INC.

By: /s/ Jinzhao Wu

Jinzhao Wu

Principal Executive Officer and

Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jinzhao Wu Jinzhao Wu	Director	June 29.2007

II-4